Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only

[New Bancorp, Inc. logo]	BATCH # ORDER # CATEGORY #

REC’D O C
SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-( ) -

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to New Buffalo Savings Bank’s office located at 45 North Whittaker Street, New Buffalo, Michigan. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other New Buffalo Savings Bank offices. Do not mail Stock Order Forms to New Buffalo Savings Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the New Buffalo Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at New Buffalo Savings Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 10,000 ($100,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
			For Internal Use Only	New Buffalo Savings Bank Deposit Account Number	Withdrawal Amount(s)
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
$ .00
Enclosed is a personal check, bank check or money order made payable to New Bancorp, Inc. in the amount of:		$ .00			$ .00
Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.				Total Withdrawal Amount	$ .00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a.    Depositors of New Buffalo Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2014.

b.    Depositors of New Buffalo Savings Bank with aggregate balances of at least $50 at the close of business on                     , 2015.

c.    Other depositors of New Buffalo Savings Bank at the close of business on                     , 2015 and borrowers as of December 31, 1989 who maintain such borrowing as of the close of business on                     , 2015.

CommunityOffering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.    You are a resident of Berrien County, Michigan.

e.    You are placing an order in the Community Offering, but (d) above does not apply.

If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

	Account Title (Name(s) on Account)	New Buffalo Savings Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a New Bancorp, Inc. or New Buffalo Savings Bank:
Director Officer Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

     Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

     Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (“Associate” and “Acting in Concert” defined on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:
Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m., Eastern Time, on , 2015, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)
Â ORDER NOT VALID UNLESS SIGNED Á

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)	any corporation or organization, other than New Bancorp, Inc., New Buffalo Savings Bank or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;
(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and
(3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of New Buffalo Savings Bank or New Bancorp, Inc..

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by New Bancorp, Inc., this Stock Order Form may not be modified or canceled without New Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $150,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion, and the Prospectus dated                     , 2015.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the OCC Customer Assistance Group at 1-(800) 613-6743.

I further certify that, before subscribing for shares of the common stock of New Bancorp, Inc., I received the Prospectus dated                     , 2015, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by New Bancorp, Inc. in the “Risk Factors” section, beginning on page         . Risks include, but are not limited to the following:

1.	In recent years we have incurred significant losses and we may not achieve profitability from our business strategies and growth plan.
2.	We participate in a defined benefit pension plan for the benefit of certain of our employees. We intend to withdraw from this plan upon completion of the conversion and offering. We expect to incur a substantial expense in connection with the withdrawal, which will reduce the proceeds available for other purposes.
3.	We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
4.	Our small size makes it more difficult for us to compete.
5.	A significant portion of our loans are commercial real estate which carry greater credit risk than loans secured by owner occupied one- to four-family residential real estate. We intend to continue to emphasize the origination of commercial real estate loans.
6.	Our inability to achieve profitability on a de novo or acquired branch may negatively affect our earnings.
7.	We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.
8.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
9.	If our nonperforming assets increase, our earnings will be adversely affected.
10.	Our growth or future losses may require us to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high.
11.	If our real estate owned is not properly valued or if our allowance for loan losses is insufficient, our earnings could be reduced.
12.	Future changes in interest rates could reduce our profits and asset values.
13.	Income from secondary mortgage market operations is volatile, and we may incur losses or charges with respect to our secondary mortgage market operations which would negatively affect our earnings.
14.	Strong competition within our market areas may limit our growth and profitability.
15.	We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.
16.	Government responses to economic conditions may adversely affect our operations, financial condition and earnings.
17.	Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.
18.	The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.
19.	We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.
20.	Changes in accounting standards could affect reported earnings.
21.	Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers.
22.	We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.
23.	The future price of our common stock may be less than the purchase price in the stock offering.
24.	You may not receive dividends on our common stock.
25.	There will be a limited trading market in our common stock, which could hinder your ability to sell our common stock and may lower the market price of the stock.
26.	You may not be able to sell your shares of common stock until you have received ownership statements, which will affect your ability to take advantage of changes in the stock price immediately following the offering.
27.	Our stock-based benefit plans will increase our costs, which will reduce our income.
28.	The implementation of stock-based benefit plans will dilute your ownership interest.
29.	We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to other shareholders.
30.	We intend to enter into an employment agreement and a change in control agreement with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.
31.	We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.
32.	Certain provisions of our articles of incorporation and bylaws, and state and federal law could prevent or impede the ability of stockholders to obtain representation on our board of directors, and may discourage hostile acquisitions of control of New Bancorp, Inc., which could negatively affect our stock value.
33.	A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.
34.	Our stock value may be negatively affected by federal regulations that restrict takeovers.
35.	We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.
36.	We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.
37.	We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

ç See Front of Stock Order Form

NEW BANCORP, INC.

STOCK INFORMATION CENTER: 1-(        )         -

STOCK ORDER FORM INSTRUCTIONS

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single deposit account held jointly is 10,000 shares ($100,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 15,000 shares ($150,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to New Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at     % per annum from the date payment is processed until the offering is completed or terminated, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your New Buffalo Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion or termination of the offering. There will be no early withdrawal penalty for withdrawal from a New Buffalo Savings Bank certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a New Buffalo Savings Bank IRA or other retirement accounts. For guidance on using retirement funds, whether held at New Buffalo Savings Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the                     , 2015 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all New Buffalo Savings Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all New Buffalo Savings Bank deposit and/or applicable loan account numbers that the purchaser(s) had ownership in as of                     , 2015. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible deposit accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a New Bancorp, Inc. or New Buffalo Savings Bank director, officer or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director or officer.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock ownership statement for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”) or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

(continued on following page)

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NEW BANCORP, INC.

STOCK INFORMATION CENTER: 1-(        )         -

STOCK ORDER FORM INSTRUCTIONS

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at New Buffalo Savings Bank as of the close of business on March 31, 2014,                     , 2015, or                     , 2015, or a loan on December 31, 1989 whose borrowing remained outstanding as of close of business on                     , 2015.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at New Buffalo Savings Bank as of the close of business on March 31, 2014,                     , 2015, or                     , 2015, or a loan on December 31, 1989 whose borrowing remained outstanding as of close of business on                     , 2015.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at New Buffalo Savings Bank as of the close of business on March 31, 2014,                     , 2015, or                     , 2015.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MI Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-MI (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at New Buffalo Savings Bank as of the close of business on March 31, 2014,                     , 2015, or                     , 2015, or a loan on December 31, 1989 whose borrowing remained outstanding as of close of business on                     , 2015.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at New Buffalo Savings Bank as of the close of business on March 31, 2014,                     , 2015, or                     , 2015, or a loan on December 31, 1989 whose borrowing remained outstanding as of close of business on                     , 2015.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at New Buffalo Savings Bank as of the close of business on March 31, 2014,                     , 2015, or                     , 2015, or a loan on December 31, 1989 whose borrowing remained outstanding as of close of business on                     , 2015.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to New Buffalo Savings Bank’s office located at 45 North Whittaker Street, New Buffalo, Michigan. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other New Buffalo Savings Bank offices. Please do not mail Stock Order Forms to New Buffalo Savings Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(        )         -        , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

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